Exhibit 99.1

BioAge Labs Reports Third Quarter 2024 Financial Results and Provides Business

Updates

Initiated Phase 2 STRIDES trial of azelaprag in combination with tirzepatide for obesity

Completed $238.3 million initial public offering and concurrent private placement, cash and cash equivalents sufficient to fund operations and capital expenditures into 2029

Appointed former GSK CEO Jean-Pierre Garnier as Board Chair

RICHMOND, Calif.--BioAge Labs, Inc. ("BioAge", “the Company”), a clinical-stage biotechnology company developing therapeutic product candidates for metabolic diseases, such as obesity, by targeting the biology of human aging, today provided business updates and reported its third quarter 2024 financial results.

"The third quarter of 2024 was transformative for BioAge as we achieved two major milestones: initiating our Phase 2 STRIDES trial evaluating azelaprag in combination with tirzepatide, and completing our IPO,” said Kristen Fortney, Ph.D., CEO and co-founder of BioAge. "The STRIDES trial is a critical step in our mission to improve outcomes for patients with obesity. We're developing an oral therapy that has the potential to enhance the weight loss benefits of incretin drugs while promoting healthy body composition. With our strong cash position following our IPO, we are well-equipped to advance our clinical programs and continue developing innovative therapies that target the biology of metabolic aging."

Third Quarter 2024 Business Highlights

Clinical trials

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In July 2024, BioAge dosed the first patient in the STRIDES Phase 2 clinical trial evaluating BioAge’s lead compound azelaprag, an oral small-molecule apelin receptor agonist, as a novel treatment for obesity in combination with tirzepatide. STRIDES is being conducted in collaboration with Eli Lilly & Company’s Chorus clinical development organization. Top-line results are anticipated in the third quarter of 2025.

Corporate Updates

Exhibit 99.1

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In August 2024, BioAge appointed Jean-Pierre Garnier, PhD, former CEO of GlaxoSmithKline, as Chair of the Board of Directors, succeeding James Healy, MD, PhD, who remains on the Board as a Director.
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In September 2024, BioAge received approximately $189.5 million in net proceeds from its initial public offering and concurrent private placement.
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In October 2024, the underwriters of BioAge’s IPO exercised in full their option to purchase additional shares of the Company’s common stock, yielding approximately $27.6 million in net proceeds.
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Total IPO proceeds and existing cash and cash equivalents extend cash runway into 2029.

Third Quarter 2024 Financial Results

Research and development expenses were $20.0 million for the quarter ended September 30, 2024, compared to $6.5 million for the same period in 2023. The $13.5 million increase in research and development expenses was primarily attributable to a $12.0 million increase in costs related to the development of azelaprag driven by the ongoing Phase 2 STRIDES trial and costs related to the manufacture of azelaprag.

General and administrative expenses were $4.7 million for the quarter ended September 30, 2024, compared to $3.4 million for the same period in 2023. The $1.3 million increase was primarily attributable to an increase in stock-based compensation expense associated with option grants issued in 2024 to employees, executives, board members and advisors.

Net loss was $23.4 million for the quarter ended September 30, 2024, or $6.70 per weighted-average common share outstanding, basic and diluted, compared to a net loss of $14.6 million, or $8.74 per weighted-average common share outstanding, basic and diluted, for the same period in 2023.

As of September 30, 2024, BioAge had approximately $334.5 million in cash and cash equivalents. Based on our current operating plan, BioAge estimates that existing cash and cash equivalents, together with the net proceeds received in October 2024 from the purchase of additional shares of common stock by the underwriters of BioAge’s IPO, will be sufficient to fund operations and capital expenses into 2029.

About BioAge Labs, Inc.

BioAge is a clinical-stage biopharmaceutical company developing therapeutic product candidates for metabolic diseases, such as obesity, by targeting the biology of human aging. BioAge’s lead product candidate, azelaprag, is an orally available small molecule agonist of APJ that was observed to promote metabolism and prevent muscle atrophy on bed rest in a Phase 1b clinical trial. In mid-2024, BioAge initiated a Phase 2 trial of azelaprag in combination with tirzepatide for the treatment of obesity in older adults. Azelaprag has potential as an oral regimen to amplify weight loss and improve body composition in patients on obesity therapy with incretin drugs.

Exhibit 99.1

BioAge is also developing orally available small molecule brain penetrant NLRP3 inhibitors for the treatment of diseases driven by neuroinflammation. BioAge’s preclinical programs, based on novel insights from the company’s discovery platform built on human longevity data, address key pathways in metabolic aging.

Forward-looking statements

This press release contains “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding our plans to develop and commercialize our product candidates, the timing and results of our ongoing or planned clinical trials, risks associated with clinical trials, including our ability to adequately manage clinical activities, the timing of and our ability to obtain and maintain regulatory approvals, the clinical utility of our product candidates, the sufficiency of our cash and cash equivalents, general economic, industry and market conditions. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “possible,” “will,” “would,” and other words and terms of similar meaning. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: our ability to develop, obtain regulatory approval for and commercialize our product candidates; the timing and results of preclinical studies and clinical trials; the risk that positive results in a preclinical study or clinical trial may not be replicated in subsequent trials or success in early stage clinical trials may not be predictive of results in later stage clinical trials; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events; failure to protect and enforce our intellectual property, and other proprietary rights; failure to successfully execute or realize the anticipated benefits of our strategic and growth initiatives; risks relating to technology failures or breaches; our dependence on collaborators and other third parties for the development of product candidates and other aspects of our business, which are outside of our full control; risks associated with current and potential delays, work stoppages, or supply chain disruptions; risks associated with current and potential future healthcare reforms; risks relating to attracting and retaining key personnel; failure to comply with legal and regulatory requirements; risks relating to access to capital and credit markets; and the other risks and uncertainties that are detailed under the heading “Risk Factors” included in BioAge’s prospectus dated September 25, 2024 filed with the U.S. Securities and Exchange Commission (SEC) on September 26, 2024, and BioAge’s annual and quarterly reports and other filings with the SEC filed from time to time. BioAge undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Exhibit 99.1

Contacts

PR: Chris Patil, media@bioagelabs.com

IR: Elena Liapounova, ir@bioagelabs.com

Partnering: partnering@bioagelabs.com

Web: https://bioagelabs.com

BioAge Labs, Inc.

Unaudited Condensed Consolidated Statement of Operations and Comprehensive Loss

(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$20,019	$6,532	$39,811	$23,804
General and administrative	4,731	3,355	13,021	11,000
Total operating expenses	24,750	9,887	52,832	34,804
Loss from operations	(24,750)	(9,887)	(52,832)	(34,804)
Other income (expense), net:
Interest expense	(388)	(2,403)	(2,048)	(5,235)
Interest and other income	2,037	499	5,534	2,052
Loss from changes in fair value of warrants and derivative liabilities	(306)	(2,834)	(384)	(4,909)
Loss on extinguishment of debt	—	—	(250)	—
Total other income (expense), net	1,343	(4,738)	2,852	(8,092)
Net loss	$(23,407)	$(14,625)	$(49,980)	$(42,896)
Net loss per share attributable to common stockholders, basic and diluted	$(6.70)	$(8.74)	$(21.76)	$(25.64)
Weighted-average common shares outstanding, basic and dilutive	3,494,580	1,672,726	2,297,397	1,672,701
Comprehensive loss:
Net loss	(23,407)	(14,625)	(49,980)	(42,896)
Foreign currency translation adjustment	58	35	55	67
Total comprehensive loss	$(23,349)	$(14,590)	$(49,925)	$(42,829)

Exhibit 99.1

BioAge Labs, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2024	2023
Assets
Current Assets:
Cash and cash equivalents	$334,474	$21,644
Restricted cash	—	3,313
Prepaid expenses and other current assets	1,993	349
Total current assets	336,467	25,306
Investments	100	100
Property and equipment, net	543	323
Operating right-of-use assets, net	271	195
Total assets	$337,381	$25,924
Liabilities
Current Liabilities:
Accounts payable	$2,098	$1,866
Accrued expenses and other current liabilities	10,709	7,938
Current portion of term loan	6,000	6,000
Operating lease liabilities, current	273	194
Convertible promissory notes	—	20,674
Convertible promissory notes embedded derivative liability	—	18,183
Deferred grant income	—	3,313
Total current liabilities	19,080	58,168
Term loan	3,940	8,201
Warrant liability	613	229
Total liabilities	23,633	66,598
Redeemable convertible preferred stock, par value of $0.00001, 31,634,362 shares authorized as of December 31, 2023, and 31,465,128 shares issued and outstanding as of December 31, 2023; aggregate liquidation preference of $131,864 as of December 31, 2023; no shares issued and outstanding as of September 30, 2024	—	132,722
Commitments and Contingencies (Note 8)
Stockholders’ Equity (Deficit)
Common stock, $0.00001 par value; 500,000,000 and 52,400,000 shares authorized as of September 30, 2024 and December 31, 2023, respectively; 34,196,821 and 1,673,314 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Preferred stock, $0.00001 par value; 10,000,000 shares authorized as of September 30, 2024; no shares issued and outstanding as of September 30, 2024; no shares authorized, issued, or outstanding as of December 31, 2023	—	—
Additional paid-in-capital	545,321	8,142
Accumulated other comprehensive income	109	164
Accumulated deficit	(231,682)	(181,702)
Total stockholders’ equity (deficit)	313,748	(173,396)
Total liabilities and stockholders’ equity (deficit)	$337,381	$25,924